DMCT LLP

ITEM 19 EXHIBIT F-9

Chartered Accountants

20 Eglinton Avenue West

Suite 2100, P.O. Box 2014

Toronto, ON M4R 1K8

Tel:  416-480-0160

Fax:  416-480-2646

Website:  www.dmct.com

AUDITORS’ REPORT

To the Shareholders of

Dealcheck.com Inc.

We have audited the consolidated balance sheets of Dealcheck.com Inc. as at March 31, 2003 and 2002 and the consolidated statements of operations, cash flows and shareholders’ deficit for the years then ended.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with Canadian generally accepted auditing standards and United States generally accepted audited standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at March 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States.  Application of accounting principles generally accepted in the United States would have affected results of operations for the year ended march 31, 2003 and the shareholders’ equity as at that date to the extent summarized in Note 14 to the consolidated financial statements.

/s/:  DMCT, LLP

June 16, 2003

Toronto, Ontario

Comments by Auditor on Canada-United States Reporting Difference

United States reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements.

Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and United States generally accepted auditing standards, our report to the shareholders dated June 16, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.